Exhibit 10.12
R. G. BARRY CORPORATION RESTORATION PLAN
(As Amended and Restated Effective as of January 1, 1997)

Article I. Establishment and Purpose
1.1 Establishment and Amendment of the Plan
R. G. Barry Corporation (“Sponsor”) presently maintains an unfunded restoration plan known as the “R. G. Barry Corporation Restoration Plan” (“Plan”), which was previously established effective January 1, 1994. Said Plan is hereby amended and restated as set forth herein, effective as of January 1, 1997.
1.2 Purpose
The Plan is maintained for the purpose of providing Eligible Participants who are eligible to receive benefit payments under the “R. G. Barry Corporation Associates’ Retirement Plan”, as amended and restated effective as of January 1, 1996 and as may be amended thereafter (“Retirement Plan”), such portion of such benefit payments as would have been payable to such Eligible Participants under the Retirement Plan if (a) they had not reduced their Compensation by participating under the R. G. Barry Corporation Deferred Compensation Plan, effective as of September 1, 1995, and as may be amended thereafter (“Deferred Compensation Plan”) and/or (b) the maximum annual compensation limitation under Code Section 401(a)(17) had not been applied in calculating such benefit payments. Additionally, the Plan is established and is intended as an unfunded plan to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and as such it is intended that the Plan be exempt from the relevant requirements of Title I of ERISA. The Plan is not intended to satisfy the qualification requirements of Code Section 401.
1.3 Application of the Plan
The terms of this Plan as set forth herein are applicable only to or with respect to those Eligible Participants in current employment on or after January 1, 1997, and their surviving Spouses or Beneficiaries. The Plan shall preserve all benefits accrued and not forfeited by Members under the terms of the Plan prior to this restatement.

Article II. Definitions and Construction
2.1 Definitions
All terms used in this Plan shall have the same meanings assigned to them under the provisions of the Retirement Plan (as defined below), unless otherwise qualified by the context hereof. Notwithstanding the prior sentence, the following terms shall have the meanings set forth below, unless their context clearly indicates to the contrary:
(a)	“Deferred Compensation Plan” means the “R. G. Barry Corporation Deferred Compensation Plan”, as established effective as of September 1, 1995, and as the same may be amended from time to time.
(b)	“Eligible Employee” means a Participant whose pension benefits under the Retirement Plan are reduced because (1) they participated under the Deferred Compensation Plan, and/or (2) they received annual Compensation (determined without regard to any reduction in Compensation caused by compensation deferral elections under the Deferred Compensation Plan) in excess of the maximum annual compensation limitations imposed under Code Section 401(a)(17).
(c)	“Eligible Participant” means an Eligible Employee who satisfies the conditions of Article III.
(d)	“Participant” means an individual who has qualified as a “Participant” under the Retirement Plan and who maintains that status on any given date.
(e)	“Participating Employer” means the Sponsor and each Affiliate which is participating under the Retirement Plan and which is not specifically excluded from participation under this Plan by a resolution of the Board of Directors of the Sponsor to that effect, as provided in Section 8.1.
(f)	“Plan” means the “R. G. Barry Corporation Restoration Plan” as set forth in this document and as the same may be amended from time to time.
(g)	“Retirement Plan” means the “R. G. Barry Corporation Associates’ Retirement Plan”, as amended and restated effective as of January 1, 1996, and as the same is amended from time to time.
2.2 Gender and Number; Headings
Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
2.3 Incorporation of the Retirement Plan and Deferred Compensation Plan
The Retirement Plan and the Deferred Compensation Plan are hereby incorporated by reference into and shall form a part of this Plan as fully as if set forth herein verbatim; provided, however, in the event that the terms and provisions of this Plan conflict with those of the incorporated plans, the terms and provisions of this Plan shall control and govern the rights of Eligible

Participants. Any amendment made to the Retirement Plan and/or the Deferred Compensation Plan shall also be incorporated by reference into and form a part of this Plan, effective as of the effective date of such amendment. The Retirement Plan or Deferred Compensation Plan, whenever referred to in this Plan, shall mean the Retirement Plan or Deferred Compensation Plan as amended, as such plan exists as of the date any determination is made of benefits payable under this Plan.

Article III. Eligibility and Participation
3.1 Eligibility
An Employee of a Participating Employer who is a Participant who is entitled to an accrued monthly benefit, or a person entitled to survivor benefits with respect to such Participant, pursuant to the Retirement Plan will be eligible for payments under this Plan, provided payments that would otherwise have been made under the Retirement Plan to or with respect to such Participant have been reduced by the effect of the maximum annual compensation limitations on such payments, as required by Code Section 401(a)(17) and/or by the effect of participation under the Deferred Compensation Plan.
3.2 Participation
Each Eligible Employee shall become an Eligible Participant in the Plan as of the date he becomes an Eligible Employee, but no earlier than January 1, 1997, unless otherwise provided under the terms of the Plan as in effect prior to that date.
The Committee shall provide each Eligible Participant with notice of his status as an Eligible Participant. Such notice may be given at such time and in such manner as the Committee may determine from time to time.

Article IV. Benefits
4.1 Amount of Benefits
If the normal form of distribution of the benefit payable to an Eligible Participant (or, if applicable, his Beneficiary) upon his retirement or termination of employment for any reason is limited by Code Section 401(a)(17) and/or by participation in the R. G. Barry Corporation Deferred Compensation Plan, the Participating Employer shall make up the difference, if any, between the amount in paragraph (a) and the amount in paragraph (b) where —
(a)	is the normal form of monthly benefit which would have been payable to such Eligible Participant or on his behalf to his Beneficiary under the Retirement Plan, if the provisions of the Retirement Plan were administered without regard to (1) any reduction in Compensation caused by deferral amount elections under the R. G. Barry Corporation Deferred Compensation Plan, and (2) the maximum amount of retirement income limitations of Code Section 401(a)(17), and

(b)	is the normal form of monthly benefit which is in fact payable to such Eligible Participant or on his behalf to his Beneficiary under the Retirement Plan.

Benefits payable under this Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Plan and the Retirement Plan a total amount which would not be less than the amount that would have been payable to that recipient solely under the Retirement Plan if (A) the recipient had not participated under the R. G. Barry Corporation Deferred Compensation Plan if applicable and (B) Code Section 401(a)(17) had not been applicable thereto.
4.2 Forfeiture for Misconduct
Notwithstanding any Plan provisions to the contrary, an Eligible Participant (or his Beneficiary) shall have no right to a benefit under this Plan if the Committee or the Sponsor determines that the Eligible Participant engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Sponsor or any of its Affiliates.
4.3 Form of Payment and Commencement Date
The normal form of benefit payment under this Plan shall be the normal form of distribution under the Retirement Plan; provided, however, that the Participant may select any alternate annuity form of distribution which is available under the Retirement Plan, pursuant to the rules of the Committee. The Participant may elect annual annuity payments (in lieu of monthly annuity payments) and may select a Beneficiary to receive his benefits under this Plan. Such election must be submitted to the Committee on a form and in a manner specified by the Committee. No lump sum or installment distributions are permitted under this Plan.
The benefit payable under this Plan on account of an Eligible Participant’s retirement or other termination of employment shall commence at the same time as the limited benefits commence to the Eligible Participant or his Beneficiary under the Retirement Plan.

4.4 Withholding of Taxes
The Participating Employer shall have the right to deduct from all payments made under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payments.

Article V. Administration
5.1 Administration
This Plan shall be administered by the Committee appointed pursuant to the terms of the Retirement Plan. The Committee shall administer this Plan in a manner consistent with the administration of the Retirement Plan, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Code Section 401. The Committee shall have the same rights and authority granted to it under the Retirement Plan, which shall include the full power and authority to determine all questions relating to eligibility and amount of benefits and to interpret, construe and administer this Plan. The Committee shall establish and maintain such accounts or records as the Committee may from time to time consider necessary. Members of the Committee shall not participate in any action or determination regarding their own benefits under the Plan.
5.2 Finality of Determination
The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.
5.3 Expenses
The expenses of administering this Plan shall be borne by the Participating Employers in the proportions determined by the Committee.
5.4 Indemnification and Exculpation
The members of the Committee, its agents, and officers, directors, and employees of the Sponsor or any other Participating Employer shall be indemnified and held harmless by the Participating Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Sponsor’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

Article VI. Funding of the Plan
6.1 Funding
All amounts paid under this Plan shall be paid from the general assets of the Participating Employers. Benefits shall be reflected on the accounting records of the Participating Employers, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of, a trust, custodial account, or escrow account with respect to any Eligible Participant. No Eligible Participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds that the Participating Employers may purchase, establish, or accumulate to aid in providing the unfunded benefit payments described in the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between a Participating Employer or the Committee and an Eligible Participant or any other person. Eligible Participants shall not acquire any interest under the Plan greater than that of an unsecured general creditor of a Participating Employer. The Trust Fund of the Retirement Plan shall not be liable for any benefits accrued under this Plan.

Article VII. Amendment and Termination
7.1 Amendment and Termination
The Board of Directors of the Sponsor may amend, modify, or terminate this Plan at any time and in any manner. Such actions by the Board of Directors of the Sponsor shall be binding upon all other Participating Employers. In addition, this Plan shall automatically terminate at the time of the termination of the Retirement Plan, and any benefit payment obligation under this Plan shall be measured with respect to the benefits which are payable from the Retirement Plan irrespective of whether such benefits are actually paid due to an insufficiency of assets to pay such benefits. In the event of a termination of the Plan pursuant to this Section 7.1, no further benefits shall accrue under this Plan, and amounts which are then payable shall continue to be an obligation of the Participating Employer and shall be paid as scheduled; provided, however, that the Sponsor reserves the right, in its sole discretion, to accelerate payments to the affected Eligible Participants in the event of a complete or partial termination of the Plan.

Article VIII. Participation In and Withdrawal From the Plan by an Affiliate
8.1 Participation in the Plan
An Affiliate which is participating under the Retirement Plan shall automatically be considered a Participating Employer and a party to the Plan for the benefit of its Eligible Participants unless such Affiliate is specifically excluded from participation under the Plan by a resolution of the Board of Directors of the Sponsor to that effect. The sole, exclusive right to amend or terminate the Plan is reserved by the Board of Directors of the Sponsor. It shall not be necessary for the participating Affiliate to sign or execute the original or then amended Plan document. The participating Affiliate shall assume all the rights, obligations, and liabilities of the Participating Employer under the Plan. The administrative powers and control of the Sponsor, as provided in the Plan, including the sole right to administer, amend, or terminate the Plan, shall not be diminished by reason of the participation of any Affiliate in the Plan.
8.2 Withdrawal from the Plan
Any Participating Employer other than the Sponsor, by action of its board of directors or other governing body, may elect to withdraw from the Plan by giving 90 days’ advance written notice of its election to the Board of Directors of the Sponsor, unless the Board of Directors of the Sponsor waives such advance notice or agrees to a shorter advance notice period. Such Participating Employer’s election to withdraw from the Plan shall be subject to the consent of the Board of Directors of the Sponsor.

Article IX. General Provisions
9.1 Nonalienation
No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 9.1, no benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Sponsor or other Affiliates by the Eligible Participant with respect to whom such amount would otherwise be payable shall have been fully paid.
9.2 Effect on Other Benefit Plans
Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Retirement Plan or any other plans maintained by a Participating Employer. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.
9.3 Severability
In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Sponsor shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.
9.4 Applicable Law
This Plan shall be governed and construed in accordance with the laws of the State of Texas to the extent such laws have not been preempted by applicable Federal law.
9.5 Employer-Employee Relationship
The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of a Participating Employer to discharge any Employee or otherwise act with relation to the Employee. A Participating Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as an Eligible Participant under this Plan.

9.6 Incompetence
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid as provided in the Retirement Plan. Any such payment so made shall be a complete discharge of liability therefor under the Plan.
9.7 Binding on Participating Employers, Eligible Participants and Their Successors
This Plan shall be binding upon and inure to the benefit of the Participating Employers, their successors and assigns and the Eligible Participants, their heirs, executors, administrators and legal representatives. The provisions of this Plan shall be applicable with respect to each Participating Employer separately, and amounts payable hereunder shall be paid by the Participating Employer of the particular Eligible Participant. In the event any Eligible Participant becomes entitled to a benefit under the Retirement Plan based on service with more than one Participating Employer, the benefit obligations under this Plan shall be apportioned among such Participating Employers as determined by the Committee.
9.8 Tax Liability
A Participating Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Participating Employer may reasonably estimate to be necessary to cover any taxes for which the Participating Employer may be liable and which may be assessed with regard to such payment.

In Witness Whereof, the Sponsor has caused this instrument to be executed by its duly authorized officers effective as of January 1, 1997.

R G. Barry Corporation
By	/s/ Harry Miller
Vice-President of Human Resources

By	/s/ Daniel D. Viren
Senior Vice-President of Finance and Treasurer

By	/s/ Michael Krasnoff
Vice-President of Finance and Assistant Treasurer